EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated June 28, 2013 (including amendments thereto) with respect to the Ordinary Shares, par value $0.0001 per share, of iSoftStone Holdings Limited. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 28, 2013

TENG YUE PARTNERS, L.P.

By: Teng Yue Partners Holdings, LLC

	By:	/s/ Tao Li
Tao Li
Manager

TENG YUE PARTNERS HOLDINGS, LLC

By:	/s/ Tao Li
Tao Li
Manager

/s/ Tao Li
Tao Li